UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 20, 2011
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreement.  On April 20, 2011, Community Partners Bancorp (“CPB”) and its wholly owned banking subsidiary, Two River Community Bank (“TRCB” and collectively with CPB, the “Company”) entered into a change in control agreement with Robert C. Werner, Chief Operating Officer of TRCB (the “CIC Agreement”). The term of the CIC Agreement commenced on April 20, 2011, and will terminate on May 31, 2012 unless (a) automatically extended as described below or (b) a  Change in Control of CPB, as defined in the CIC Agreement, occurs prior to such date in which case the CIC Agreement will terminate on the earlier of (i) Mr. Werner’s death, or (ii) the second anniversary of the Change in Control, whichever is later.  The initial term of the Agreement will automatically extend on May 31, 2012 for one additional year unless prior to such date the Company otherwise notifies Mr. Werner. The CIC Agreement provides that, if a Change in Control occurs during the term of the CIC Agreement, Mr. Werner is provided with certain employment continuity and termination benefits for the Contract Period, which is defined as the period beginning one day prior to, and ending on the second anniversary of, the date on which the Change in Control occurrred.

A “Change in Control” is defined in the CIC Agreement to include (i) actual knowledge by CPB that any unaffiliated person is or has become the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of CPB representing more than twenty-five percent (25%) of the combined voting power of CPB’s then outstanding securities; (ii) the purchase by an unaffiliated person of twenty five percent (25%), in the aggregate, of the issued and outstanding shares of CPB’s common stock pursuant to a tender or exchange offer; (iii) the approval by (a) the shareholders of CPB, or (b) as to TRCB, CPB as the sole shareholder of TRCB, of certain mergers, consolidations, asset dispositions, and other reorganizational transactions; and (iv) certain changes in the composition of CPB’s Board of Directors.

In the event that during the Contract Period (a) his employment is terminated by TRCB without Cause (as defined below) or (b) he terminates his employment voluntarily for Good Reason (as defined below):

•
he will be entitled to a lump-sum cash payment equal to two (2) times his highest annual compensation, including only salary and cash bonus, paid during any of the three calendar years immediately prior to the Change in Control;

•
if TRCB is providing him at the time of his termination without Cause or resignation with Good Reason with an automobile for his use, Mr. Werner also will be entitled to have the title of that automobile transferred to him, free of all liens, encumbrances, claims or leases, for the consideration of $1.00;

•
Mr. Werner will be entitled to continued coverage for the remainder of the Contract Period under the medical and dental benefit plans, and life and disability insurance plans, in which he participates as of the date of his termination without Cause or resignation with Good Reason, under the same costs, terms and conditions as are applicable to employees with similar titles. If Mr. Werner’s continued participation under such plans would be prohibited under their terms, TRCB will provide him with periodic payments in such amount as it determines to be sufficient, in its reasonable discretion, to defray the cost of obtaining materially identical benefits.

If Mr. Werner is terminated for Cause or resigns without Good Reason during the Contract Period, he will be entitled only to payment for benefits and salary accrued to the date of his termination.

The CIC Agreement defines “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the board of directors of the Company; or (iii) willful misconduct of any type, which causes material injury to either or each of CPB or TRCB.

The CIC Agreement defines “Good Reason” as any material breach of the CIC Agreement or material failure of the Company to tender performance under the Agreement, or any of the following actions taken without the express written consent of Mr. Werner:  (i) the assignment of duties inconsistent with his position or a reduction of the powers or functions associated his position, title, duties, responsibilities, or status, or his removal from his current position; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; (iii) a reduction in his annual base salary as in effect immediately prior to a Change in Control; or (iv) a failure to provide, or a material reduction of, any benefits under any retirement, life insurance, health, disability, or other benefit plan.

The CIC Agreement contains a covenant not to compete providing that, if Mr. Werner receives the lump-sum payment under the CIC Agreement, he will be prohibited from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRCB or any other existing subsidiary of CPB maintains an office or branch, which directly competes with, or reasonably could be expected to materially adversely affect the revenues generated by, TRCB or any other such subsidiary of CPB.  This prohibition lasts for a period of 12 months following his receipt of the lump-sum payment.  For the 12 months following Mr. Werner’s receipt of the lump-sum payment, he will be prohibited from soliciting the Company’s employees in a senior managerial, operations or lending capacity, or the Company’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which Mr. Werner has an interest.

The CIC Agreement  provides that payments thereunder may be limited, proscribed, or prohibited by applicable provisions of the Emergency Economic Stabilization Act of 2008, the American Recover and Reinvestment Act of 2009, or the regulations and administrative authority promulgated thereunder.

Item 9.01.  Financial Statements and Exhibits.

  (d)            Exhibits.

10.1	Change in Control Agreement, effective as of April 20, 2011, by and between Community Partners Bancorp, Two River Community Bank and Robert C. Werner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	April 21, 2011	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Agreement, effective as of April 20, 2011, by and between Community Partners Bancorp, Two River Community Bank and Robert C. Werner